Exhibit 10.1

FOURTH LOAN MODIFICATION AGREEMENT

This Fourth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of May 6, 2011 (the “Fourth Loan Modification Effective Date”), by and between (i) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and (ii) BRIDGELINE DIGITAL, INC., a Delaware corporation with its chief executive office located at 10 Sixth Road, Woburn, Massachusetts 01801 (“Bridgeline”) and e.MAGINATION IG, LLC, a Maryland limited liability company, with offices located at 6711 Columbia Gateway Drive, Suite 550, Columbia, Maryland 21046 (“e.Magination”).

1.           DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a certain Amended and Restated Loan and Security Agreement dated as of March 31, 2010, as amended by a certain First Loan Modification Agreement, dated as of June 22, 2010, as further amended by a certain Second Loan Modification Agreement, dated as of July 7, 2010 and as further amended by a certain Joinder, Waiver and Third Loan Modification Agreement, dated as of November 5, 2010, each between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.           DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and in a  certain Amended and Restated Intellectual Property Security Agreement, dated as of March 31, 2010 (the “IP Agreement”, and together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.           DESCRIPTION OF CHANGES IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by inserting the following new Section 2.1.5 immediately following Section 2.1.4 thereof:

“2.1.5           Term Loan.

(a)           Availability.  Subject to the terms and conditions of this Agreement, during the Draw Period, Bank shall make one (1) term loan consisting of up to two (2) Draw Requests available to Borrower.  Each Draw Request must be in an amount equal to at least the lesser of (i) One Million Dollars ($1,000,000) or (ii) the amount that has not yet been drawn under the Term Loan; providedthat in any event the total amount requested under all Draw Requests shall not exceed the Term Loan Amount.  After repayment, the Term Loan may not be reborrowed.

(b)           Interest Period.   During the Draw Period, commencing on the first Payment Date of the month following the month in which the Funding Date occurs, Borrower shall make monthly payments of interest, in arrears, on the outstanding principal amount of the Term Loan at the rate set forth in Section 2.3(a)(ii).

(c)           Repayment.  Commencing on the first day of the month following the last day of the Draw Period through and including the Term Loan Maturity Date, the principal amount of the Term Loan outstanding on the last day of the Draw Period is payable in (i) thirty-six (36) consecutive equal monthly installments of principal, based on a thirty-six (36) month amortization period, plus (ii) monthly payments of interest, in arrears, on the outstanding principal amount of the Term Loan at the rate set forth in Section 2.3(a)(ii).  Notwithstanding the foregoing, all unpaid principal and interest on the Term Loan shall be due on the Term Loan Maturity Date.

(d)           Prepayment.  The Term Loan may be prepaid by Borrower prior to the Term Loan Maturity Date, effective three (3) Business Days after written notice of prepayment is given to Bank.  Notwithstanding any such prepayment, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations.  If such prepayment is at Borrower’s election prior to the last day of the Draw Period, there shall be no prepayment premium.  If such prepayment is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default after the termination of the Draw Period, but (i) prior to the first anniversary of the termination of the Draw Period, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a prepayment fee in an amount equal to Forty Thousand Dollars ($40,000) (i.e. two percent (2.00%) of Two Million Dollars ($2,000,000)) and (ii) on or after the first anniversary of the termination of the Draw Period, but prior to the second anniversary of the termination of the Draw Period, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a prepayment fee in an amount equal to Twenty Thousand Dollars ($20,000) (i.e. one percent (1.00%) of Two Million Dollars ($2,000,000)); providedthat no termination fee shall be charged if the Term Loan is replaced with a new facility from another division of Silicon Valley Bank.  If such prepayment is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default after the second anniversary of the termination of the Draw Period, there shall be no prepayment premium.

Notwithstanding the foregoing, if such prepayment of the Term Loan is at Borrower’s election and is made for the sole purpose of increasing the unused Availability Amount (the “Excess Availability”) and, together with such Term Loan prepayment, Borrower submits a Transaction Report (including a request for an Advance) that supports, as determined by Bank, in its sole discretion, lending such Excess Availability, on a Dollar for Dollar basis, under the Revolving Line (by reference to the Availability Amount and such Transaction Report), then no prepayment premium shall be applicable with respect to such prepayment of the Term Loan.”

2	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.3(a) thereof:

“(a)           Interest Rate; Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one and one-quarter percentage points (1.25%); provided, however, that during a Performance Pricing Period, subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one percent (1.00%), which interest shall in any event be payable monthly, in arrears, in accordance with Section 2.3(f) below.”

and inserting in lieu thereof the following:

“(a)           Interest Rate.

(i)           Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one and one-quarter percentage points (1.25%), which interest shall be payable monthly, in arrears, in accordance with Section 2.3(f) below.

(ii)           Term Loan.  Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a floating per annum rate equal to the Prime Rate plus one and three-quarters percent (1.75%), which interest shall be payable monthly, in arrears, in accordance with Section 2.1.5.

3	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.2(a)(vi) thereof:

“(vi)           as soon as available, and in any event within one hundred twenty (120) days following the end of Borrower’s fiscal year, annual financial statements certified by, and with an unqualified opinion of, independent certified public accountants reasonably acceptable to Bank;”

and inserting in lieu thereof the following:

“(vi)           as soon as available, and in any event within one hundred fifty (150) days following the end of Borrower’s fiscal year, annual audited financial statements certified by, and with an unqualified opinion of, independent certified public accountants reasonably acceptable to Bank;”

4	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9(a) thereof:

“(a)           EBITDA. EBITDA, measured on a trailing three-month basis as of the last day of each month, of no less than (i) commencing on the Effective Date through and including the testing period ending August 31, 2010, Fifty Thousand Dollars ($50,000); and (ii) commencing on the next testing period ending September 30, 2010, and for each testing period ending thereafter, One Hundred Thousand Dollars ($100,000).”

and inserting in lieu thereof the following:

“(a)           EBITDA. EBITDA, measured quarterly on a trailing three-month basis as of the last day of each fiscal quarter listed below, of no less than the corresponding amounts listed below:

Quarterly Period Ending	Minimum EBITDA
March 31, 2011	$200,000
June 30, 2011	$300,000
September 30, 2011, and as of the last day of each quarterly period ending thereafter	$400,000"

5	The Loan Agreement shall be amended by deleting the following text appearing as Section 8.1 thereof:

“8.1           Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Revolving Line Maturity Date).  During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);”

and inserting in lieu thereof the following:

“8.1           Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Revolving Line Maturity Date and/or the Term Loan Maturity Date, as applicable).  During the cure period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the cure period);”

6	The Loan Agreement shall be amended by deleting the following text appearing in Section 10 thereof:

“If to Borrower:	Bridgeline Software, Inc. 10 Sixth Road Woburn, Massachusetts 01801 Attn: Gary M. Cebula, CFO Fax: (781) 497-3033 Email: gcebula@bridgelinesw.com

with a copy to:	Morse, Barnes-Brown & Pendleton, P.C. 1601 Trapelo Road Waltham, Massachusetts 02451 Attn: Joseph C. Marrow, Esquire Fax: (781) 622-5933 Email: jmarrow@mbbp.com

If to Bank:	Silicon Valley Bank 2221 Washington Street One Newton Executive Pa0rk, Suite 200 Newton, Massachusetts Attn: Mr. Philip Silvia Fax: (617) 969-5962 Email: PSilvia@svb.com

with a copy to:	Riemer & Braunstein, LLP Three Center Plaza Boston, Massachusetts 02108 Attn: David A. Ephraim, Esquire Fax: (617) 880-3456 Email: DEphraim@riemerlaw.com"

and inserting in lieu thereof the following:

“If to Borrower:	Bridgeline Digital, Inc. e.Magination IG, LLC c/o Bridgeline Digital, Inc. 10 Sixth Road Woburn, Massachusetts 01801 Attn: Michael Prinn, CAO Fax: (781) 376-0533 Email: mprinn@blinedigital.com

with a copy to:	Morse, Barnes-Brown & Pendleton, P.C. 1601 Trapelo Road Waltham, Massachusetts 02451 Attn: Joseph C. Marrow, Esquire Fax: (781) 622-5933 Email: jmarrow@mbbp.com

If to Bank:	Silicon Valley Bank 275 Grove Street, Suite 2-200 Newton, Massachusetts 02466 Attn: Mr. Benjamin Johnston Fax: (617) 969-4395 Email: bjohnston@svb.com

with a copy to:	Riemer & Braunstein, LLP Three Center Plaza Boston, Massachusetts 02108 Attn: Charles W. Stavros, Esquire Fax: (617) 880-3477 Email: cstavros@riemerlaw.com”

7	The Loan Agreement shall be amended by deleting the following definitions from Section 13.1 thereof:

“             “Non-formula Advance” is (a) the lesser of (i) Two Million Dollars ($2,000,000) or (ii) the difference between (x) the Revolving Line minus (y) the amount available under the applicable Borrowing Base; provided, however, that Bank may decrease the foregoing amount in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect the Collateral.

“Non-formula Advance Availability Period” is, provided a Default has not occurred, the period commencing three (3) Business Days prior to the end of each fiscal quarter of the Borrower and terminating on the earlier to occur of (i) the occurrence of a Default and (ii) 12:00 noon eastern time on the third Business Day of the immediately succeeding fiscal quarter of the Borrower.

“Performance Pricing Period” is, provided no Default has occurred and is continuing, the period commencing on the first day of the month following the date in which Borrower reports that Borrower’s EBITDA, measured on a trailing three-month basis, is greater than One Hundred Fifty Thousand Dollars ($150,000), and terminating on the earlier to occur of (i) the occurrence of a Default and (ii) the first day of the month in which Borrower reports, or Bank otherwise determines, in its sole discretion, that Borrower’s EBITDA, measured on a trailing three-month basis, is equal to or less than One Hundred Fifty Thousand Dollars ($150,000).  All reports of EBITDA made by Borrower to Bank shall be in form and substance acceptable to Bank, in its sole discretion.  Borrower shall provide Bank written notice of its intent to enter into a Performance Pricing Period.

“Streamline Period” is, on and after the Effective Date, the period (i) beginning on the first (1st) day in which Borrower has, for each consecutive day in the immediately-preceding thirty (30) day period, maintained unrestricted cash at Bank plus the Availability Amount (based upon Borrower’s last Borrowing Base Certificate delivered to Bank) in an amount at all times greater than Three Million Dollars ($3,000,000), as determined by Bank, in its sole discretion (the “Streamline Balance”); and (ii) ending on the earlier to occur of (A) the occurrence of a Default or an Event of Default; and (B) the first day thereafter in which Borrower fails to maintain the Streamline Balance, as determined by Bank, in its sole discretion.  Upon the termination of a Streamline Period, Borrower must maintain the Streamline Balance each consecutive day for thirty (30) consecutive days, as determined by Bank, in its sole discretion, prior to entering into a subsequent Streamline Period.  Borrower shall endeavor to give Bank prior-written notice of Borrower’s intention to enter into any such Streamline Period.”

8	The Loan Agreement shall be amended by inserting the following new definitions in Section 13.1 thereof, each in its appropriate alphabetical order:

“              “Draw Period” of time from the Fourth Loan Modification Effective Date through the earliest to occur of (a) March 31, 2012, (b) an Event of Default, or (c) the existence of any Default.

“Draw Request” and “Draw Requests” is, during the Draw Period, each request for a Credit Extension under the Term Loan.

“Fourth Loan Modification Effective Date” is May 6, 2011.

“Term Loan” is a loan made by Bank pursuant to the terms of Section 2.1.5 hereof.

“Term Loan Amount” is an aggregate amount equal to Two Million Dollars ($2,000,000) outstanding at any time.

“Term Loan Maturity Date” is the earliest of (a) April 1, 2015 or (b) the occurrence of an Event of Default.”

9	The Loan Agreement shall be amended by deleting the following definitions from Section 13.1 thereof:

“            “Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) (X) the amount available under the Borrowing Base plus (Y) during the Non-formula Advance Availability Period, the Non-formula Advance minus (b) the Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit plus an amount equal to the Letter of Credit Reserve), minus (c) the FX Reduction Amount, minus (d) any amounts used for Cash Management Services, and minus (e) the outstanding principal balance of any Advances, including, without limitation, any outstanding Non-formula Advance.

“Credit Extension” is any Advance, Non-formula Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.

“Revolving Line Maturity Date” is March 31, 2012 (two (2) years from the Effective Date).”

and inserting in lieu thereof the following:

“           “Availability Amount” is (a) the lesser of (i) the Revolving Line minus the outstanding principal balance of the Term Loan or (ii) the amount available under the Borrowing Base, minus (b) the Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit plus an amount equal to the Letter of Credit Reserve), minus (c) the FX Reduction Amount, minus (d) any amounts used for Cash Management Services, and minus (e) the outstanding principal balance of any Advances.

“Credit Extension” is any Advance, Term Loan, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for Borrower’s benefit.

“Revolving Line Maturity Date” is March 31, 2013.”

10	The Loan Agreement shall be amended by deleting the following clause (g) from the definition of “Permitted Acquisition” contained in Section 13.1 thereof:

“           (g)           the total cash and non-cash consideration payable (including, without limitation, any earn-out payment obligations) for all such Acquisitions may not exceed Six Million Dollars ($6,000,000); Borrower shall provide Bank evidence satisfactory to Bank, in its sole discretion, that no more than Three Million Dollars ($3,000,000) in the aggregate of Credit Extensions or other proceeds of loans made by Bank to Borrower, have been utilized as purchase consideration for all such Acquisitions; and”

and inserting the following in lieu thereof:

“           (g)           the total cash and non-cash consideration payable (including, without limitation, any earn-out payment obligations) for all such Acquisitions may not exceed Five Million Dollars ($5,000,000); Borrower shall provide Bank evidence satisfactory to Bank, in its sole discretion, that no more than Three Million Dollars ($3,000,000) in the aggregate of Credit Extensions or other proceeds of loans made by Bank to Borrower, have been utilized as purchase consideration for all such Acquisitions; and”

11	The Loan Agreement shall be amended by deleting the following clause (c) from the definition of “Permitted Liens” contained in Section 13.1 thereof:

“           (c)           purchase money Liens and capital leases (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Five Hundred Thousand Dollars ($500,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;”

and inserting in lieu thereof the following:

“           (c)           purchase money Liens and capital leases (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;”

12	The Compliance Certificate attached as Exhibit B to the Loan Agreement is hereby deleted and replaced with Exhibit B attached hereto.

4.           CONDITIONS PRECEDENT.  As a condition precedent to the effectiveness of this Loan Modification Agreement and the Bank’s obligation to make further Advances under the Revolving Line, the Bank shall have received the following documents prior to or concurrently with this Agreement, each in form and substance satisfactory to the Bank:

A.
Copies, certified by a duly authorized officer of each Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of each Borrower, respectively, as in effect on the date hereof (but only to the extent modified since last delivered to the Bank), (ii) the resolutions of each Borrower, respectively, authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and each Borrower’s respective performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Bank), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Bank);

B.
Bank shall have received a certificate of the Secretary of State (or similar entity) of the applicable jurisdiction of organization of a recent date as to each Borrower’s respective existence and good standing;

C.
Bank shall have received the results of UCC searches and other searches as necessary with respect to the Collateral indicating no Liens (other than the Liens of Bank or Permitted Liens) and otherwise in form and substance satisfactory to the Bank;

D.	Updated evidence of insurance;

E.	Updated Perfection Certificate for each Borrower; and

F.	Such other documents as Bank may reasonably request.

5.           FEES.  Borrower shall pay to Bank an annual renewal fee equal to Twenty Five Thousand Dollars ($25,000), which fee shall be due and payable on March 31, 2012 and shall be deemed fully earned as of that date.   Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

6.           ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE.  Borrower is not a party to, nor is bound by, any license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral.  Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public).  Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement (such consent or authorization may include a licensor’s agreement to a contingent assignment of the license to Bank if Bank determines that is necessary in its good faith judgment), whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under the Loan Agreement and the other Loan Documents.  In addition, the Borrower hereby certifies that no Collateral, other than Permitted Collateral is in the possession of any third party bailee (such as at a warehouse).  In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral, other than Permitted Collateral, to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in that certain updated Perfection Certificate, each dated as of the date hereof, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in such Perfection Certificate remains true and correct in all material respects as of the date hereof.

7.           CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.           RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Loan Agreement, as modified hereby, each other Loan Document, all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.           NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

10.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

11.           RIGHT OF SET OFF.   Borrower hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.           CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER.  Section 11 of the Loan Agreement is hereby incorporated by reference.

13.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[The remainder of this page is intentionally left blank]

This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts, as of the Fourth Loan Modification Effective Date.

BORROWER:	BANK:
BRIDGELINE DIGITAL, INC. By: /s/Michael D. Prinn Name: Michael D. Prinn Title: Chief Accounting Officer	SILICON VALLEY BANK By: /s/Benjamin R. Johnston Name: Benjamin R. Johnson Title: Relationship Manager
e.MAGINATION IG, LLC By: /s/Thomas L. Massie Name: Thomas L. Massie Title: President

[Fourth Loan Modification Agreement Signature Page]

EXHIBIT A- COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date: __________
FROM:	BRIDGELINE DIGITAL, INC.
e.MAGINATION IG, LLC

The undersigned authorized officer of Bridgeline Digital, Inc. and e.Magination IG, LLC (individually and collectively, jointly and severally, the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited)	FYE within 150 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Transaction Reports and Deferred Revenue reports	Monthly within 30 days	Yes No
Board-approved projections	Annually, w/in 45 days of approval and as amended	Yes No
Borrowing Base Certificate	Monthly within 30 days and with each request for a Credit Extension	Yes No

Financial Covenant	Required	Actual	Complies

Maintain at all times (tested):
Minimum EBITDA (quarterly, on a trailing three-month basis)
March 31, 2011	$200,000	$_________	Yes No
June 30, 2011	$300,000	$_________	Yes No
September 30, 2011 and thereafter	$400,000	$_________	Yes No
Minimum Liquidity (certified monthly)	$1,000,000	$_________	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”):
____________________________________________________________________________.

There were no held checks as of the end of such month there except as follows (if no held checks, state “None”):

____________________________________________________________________________.

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

BRIDGELINE DIGITAL, INC. e.MAGINATION IG, LLC By: Name: Title:
BANK USE ONLY

Received by: _____________________
authorized signer
Date:           _________________________

Verified: ________________________
authorized signer
Date:           _________________________

Compliance Status:           Yes     No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:           ____________________

I.           Minimum EBITDA (Section 6.9(a))

Required:                      Achieve EBITDA, measured quarterly on a trailing three-month basis as of the last day of each fiscal quarter listed below, of no less than the corresponding amounts listed below:

Quarterly Period Ending	Minimum EBITDA
March 31, 2011	$200,000
June 30, 2011	$300,000
September 30, 2011, and as of the last day of each quarterly period ending thereafter	$400,000”

Actual: All amounts measured on a trailing three month basis:

A.	Net Income	$
B.	Interest Expense	$
C.	To the extent deducted from the calculation of Net Income, non-cash stock compensation expense, depreciation expense and amortization expense (including, without limitation, goodwill)	$
D.	Other one-time non-cash expenses approved by Bank, on a case-by-case basis, in its sole discretion	$
E.	EBITDA (line A plus line B plus line C plus line D)	$

Is line E equal to or greater than $[                                                                                               ]?

_________________ No, not in compliance                                                             ___________ Yes, in compliance

II.           Minimum Liquidity (Section 6.9(b))

Required:                      Maintain unrestricted cash at Bank plus Committed Availability of not less than One Million Dollars ($1,000,000).

Actual:

A.	Unrestricted Cash at Bank	$
B.	Committed Availability	$
C.	Liquidity (line A plus line B)	$

Is line C equal to or greater than $1,000,000?

__________________  No, not in compliance                                                             ___________ Yes, in compliance